Exhibit 99.1

Transatlantic Holdings, Inc. Announces Second Quarter Net Income

NEW YORK--(BUSINESS WIRE)--Transatlantic Holdings, Inc. (NYSE: TRH) today reported net income for the second quarter of 2008 of $89.7 million, or $1.34 per common share (diluted), compared to $125.7 million, or $1.89 per common share (diluted), in the second quarter of 2007. Net income for the first six months of 2008 totaled $205.4 million, or $3.08 per common share (diluted), compared to $232.9 million, or $3.50 per common share (diluted), in the first six months of 2007.

Income before income taxes for the second quarter of 2008 amounted to $106.9 million compared to $151.9 million in the second quarter of 2007. Income before income taxes for the first six months of 2008 amounted to $252.1 million compared to $288.5 million in the first six months of 2007.

In the second quarter of 2008 and 2007, income before income taxes includes pre-tax realized net capital (losses) gains of ($59.9) million and $1.9 million, respectively. For the six month periods, income before income taxes includes pre-tax realized net capital (losses) gains of ($74.9) million and $17.3 million in 2008 and 2007, respectively. Pre-tax realized net capital losses include write-downs to fair value for securities that were considered to be other than temporarily impaired totaling ($68.8) million and ($78.2) million in the second quarter and first six months of 2008, respectively. These write-downs principally related to certain domestic residential asset-backed fixed maturity securities, which are included in securities lending invested collateral, and, to a much lesser extent, certain equity securities. Such write-downs were due primarily to a severe decline in market values resulting from the current credit market disruption, for which TRH could not reasonably assert that the recovery period would be temporary. Write-downs were insignificant in the comparable 2007 periods.

There were no significant catastrophe costs in the second quarter or first six months of 2008. Income before income taxes in the second quarter and first six months of 2007 also includes estimated pre-tax net catastrophe costs of $13.9 million and $53.7 million, respectively. The computation of net catastrophe costs involves a significant amount of judgment and is based on information available at the time of estimation.

Robert F. Orlich, Chairman, President and Chief Executive Officer, said, “While our underwriting results improved compared to the year ago periods, due in part to the absence of significant catastrophe costs in 2008, our bottom line was significantly impacted by impairment write-downs resulting from the continuing disruption of the credit markets. Nonetheless, operating cash flows were strong and annualized GAAP return on equity for the first six months of 2008 was 12.2%.

“Net premiums written remained relatively flat in the second quarter compared to a year ago as price erosion persisted in many classes and regions. Terms and conditions generally held firm.

“We are pleased to have recently opened a representative office in Munich to better serve ceding companies in Germany and Austria. With financial strength and broad product and geographic diversity, Transatlantic remains well-positioned to respond effectively to the challenges facing us and the opportunities that continue to arise in today’s marketplace.”

Net premiums written for the second quarter of 2008 increased 0.6% to $988.5 million compared to $983.1 million in the second quarter of 2007. Net premiums written for the first six months of 2008 increased 2.9% to $2,024.1 million compared to $1,967.2 million in the first six months of 2007. (Refer to the table in the Consolidated Statistical Supplement presenting the effect of changes in foreign currency exchange rates on the increase in net premiums written between periods.) International business represented 50% of net premiums written in the first six months of 2008 versus 49% in the first six months of 2007.

Net losses and loss adjustment expenses incurred include estimated net favorable (adverse) development related to losses (including catastrophe events) occurring in prior years which totaled $2 million and ($18) million for the second quarter of 2008 and 2007, respectively, and ($1) million and ($36) million in the first six months of 2008 and 2007, respectively.

The combined ratio for the second quarter of 2008 was 94.3% versus 94.9% in the comparable 2007 quarter. The combined ratio for the first six months of 2008 was 94.2% versus 96.3% in the first six months of 2007. The aggregate net impact of pre-tax catastrophe costs and estimated net loss reserve development related to losses occurring in prior years (subtracted) added (0.2%) and 3.2% (from) to the combined ratio for the second quarter of 2008 and 2007, respectively, and 0.1% and 4.4% to the combined ratio for the first six months of 2008 and 2007, respectively.

Net loss and loss adjustment expense reserves increased $181.0 million during the second quarter of 2008, bringing the amount of such reserves to $7.32 billion at June 30, 2008. (Refer to the analysis of changes in net loss and loss adjustment expense reserves in the Consolidated Statistical Supplement for additional information.)

TRH’s loss ratio represents net losses and loss adjustment expenses incurred expressed as a percentage of net premiums earned. The underwriting expense ratio represents the sum of net commissions and other underwriting expenses expressed as a percentage of net premiums written. The combined ratio represents the sum of the loss ratio and the underwriting expense ratio. Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses, net of related reinsurance recoverable. The combined ratio and its components, as well as net loss and loss adjustment expense reserves, are presented in accordance with principles prescribed or permitted by insurance regulatory authorities, as these are standard measures in the insurance and reinsurance industries. Annualized GAAP return on equity for the first six months of 2008 represents the first six months’ net income multiplied by two expressed as a percentage of average stockholders’ equity for the first six months of 2008.

Net investment income totaled $120.5 million in the second quarter of 2008 compared to $119.3 million in the second quarter of 2007. Net investment income totaled $237.7 million for the first six months of 2008 compared to $235.4 million for the first six months of 2007. At June 30, 2008, investments totaled $12.22 billion. (Refer to the analysis of net investment income in the Consolidated Statistical Supplement for additional information.)

At June 30, 2008, TRH’s consolidated assets and stockholders’ equity were $15.47 billion and $3.41 billion, respectively. Book value per common share was $51.46.

In the second quarter of 2008, the Board of Directors declared a quarterly cash dividend of $0.19 per common share to stockholders of record as of September 4, 2008, payable on September 18, 2008. This represents an 18.75% increase over the prior quarterly dividend.

Visit – www.transre.com – for additional information about TRH.

Caution concerning forward-looking statements:

This press release contains forward-looking statements, including management’s beliefs about market conditions and expectations regarding the aggregate net impact on operating results from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 as well as its future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis ― structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Statement of Operations Data:
	Three Months Ended
	June 30,
	2008	2007	Change
	(in thousands, except per share data)
Revenues:
Net premiums written	$988,524	$983,084	0.6%
Decrease (increase) in net unearned premiums	34,171	(34,974)
Net premiums earned	1,022,695	948,110	7.9
Net investment income	120,493	119,264	1.0
Realized net capital (losses) gains	(59,868)	1,882
Total revenues	1,083,320	1,069,256	1.3

Expenses:
Net losses and loss adjustment expenses	680,626	641,931
Net commissions	240,562	239,112
Other underwriting expenses	33,892	28,457
Decrease (increase) in deferred acquisition costs	5,296	(9,067)
Interest on senior notes	10,858	10,855
Other, net	5,205	6,054
Total expenses	976,439	917,342

Income before income taxes	106,881	151,914	(29.6)
Income taxes	17,148	26,252
Net income	$89,733	$125,662	(28.6)

Net income per common share:
Basic	$1.35	$1.90	(28.8)
Diluted	1.34	1.89	(28.8)

Cash dividends per common share	0.190	0.160	18.8

Weighted average common
shares outstanding:
Basic	66,253	66,100
Diluted	66,780	66,629

Ratios:
Loss	66.5%	67.7%
Underwriting expense	27.8	27.2
Combined	94.3	94.9

Statement of Operations Data:
	Six Months Ended
	June 30,
	2008	2007	Change
	(in thousands, except per share data)
Revenues:
Net premiums written	$2,024,137	$1,967,248	2.9%
Decrease (increase) in net unearned premiums	15,747	(54,017)
Net premiums earned	2,039,884	1,913,231	6.6
Net investment income	237,702	235,421	1.0
Realized net capital (losses) gains	(74,919)	17,279
Total revenues	2,202,667	2,165,931	1.7

Expenses:
Net losses and loss adjustment expenses	1,356,055	1,317,570
Net commissions	497,303	486,697
Other underwriting expenses	64,216	53,630
Decrease (increase) in deferred acquisition costs	(508)	(13,423)
Interest on senior notes	21,716	21,708
Other, net	11,785	11,220
Total expenses	1,950,567	1,877,402

Income before income taxes	252,100	288,529	(12.6)
Income taxes	46,714	55,638
Net income	$205,386	$232,891	(11.8)

Net income per common share:
Basic	$3.10	$3.52	(12.0)
Diluted	3.08	3.50	(12.1)

Cash dividends per common share	0.350	0.295	18.6

Weighted average common
shares outstanding:
Basic	66,247	66,075
Diluted	66,792	66,543

Ratios:
Loss	66.5%	68.9%
Underwriting expense	27.7	27.4
Combined	94.2	96.3

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
As of June 30, 2008 and December 31, 2007

Balance Sheet Data:
	2008	2007
	(in thousands, except share data)
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value: 2008-$1,255,094; 2007-$1,280,011)	$1,247,829	$1,249,935
Available for sale, at fair value (amortized cost: 2008-$8,363,404; 2007-$8,034,738) (pledged, at fair value: 2008-$1,633,066; 2007-$1,966,364)	8,247,774	8,099,252
Equities:
Available for sale, at fair value:
Common stocks (cost: 2008-$583,037; 2007-$572,468) (pledged, at fair value: 2008-$3,013; 2007-$21,900)	554,593	587,373
Nonredeemable preferred stocks (cost: 2008-$219,200; 2007-$224,298)	183,060	197,870
Trading: common stocks, at fair value (cost: 2008-$32,846; 2007-$35,916) (pledged, at fair value: 2008-$3,145; 2007-$2,144)	30,929	35,357
Other invested assets	275,802	250,921
Securities lending invested collateral, at fair value (amortized cost: 2008-$1,613,767; 2007-$2,053,271)	1,545,263	2,012,031
Short-term investments, at cost (approximates fair value)	130,053	67,801
Total investments	12,215,303	12,500,540
Cash and cash equivalents	400,716	255,432
Accrued investment income	150,237	143,675
Premium balances receivable, net	729,304	641,026
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	957,798	1,074,643
Deferred acquisition costs	248,589	248,081
Prepaid reinsurance premiums	108,597	71,617
Deferred income taxes	533,196	426,600
Other assets	124,912	122,713
Total assets	$15,468,652	$15,484,327
LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses	$8,244,694	$7,926,261
Unearned premiums	1,261,068	1,226,647
Securities lending payable	1,677,627	2,054,649
5.75% senior notes due December 14, 2015:
Affiliates	448,250	448,158
Other	298,833	298,772
Other liabilities	128,645	180,798
Total liabilities	12,059,117	12,135,285

Preferred Stock, $1.00 par value; shares authorized: 5,000,000; none issued	-	-
Common Stock, $1.00 par value; shares authorized: 100,000,000; shares issued: 2008-67,249,352; 2007-67,222,470	67,249	67,222
Additional paid-in capital	260,904	249,853
Accumulated other comprehensive loss	(167,462)	(34,692)
Retained earnings	3,270,763	3,088,578
Treasury Stock, at cost; 988,900 shares of common stock	(21,919)	(21,919)
Total stockholders' equity	3,409,535	3,349,042
Total liabilities and stockholders' equity	$15,468,652	$15,484,327

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Condensed Cash Flow Data:
	Three Months Ended
	June 30,
	2008	2007
	(in thousands)
Net cash provided by operating activities	$209,289	$164,828

Cash flows from investing activities:
Proceeds of fixed maturities available for sale sold	667,867	354,325
Proceeds of fixed maturities available for sale redeemed or matured	227,158	162,993
Proceeds of equities available for sale sold	220,111	264,234
Purchase of fixed maturities available for sale	(940,329)	(660,699)
Purchase of equities available for sale	(223,349)	(237,457)
Net (purchase) sale of other invested assets	(24,250)	1,721
Net change in securities lending invested collateral	408,717	15,900
Net purchase of short-term investments	(8,584)	(1,854)
Change in other liabilities for securities in course of settlement	(15,323)	(101,337)
Other, net	3,612	9,929
Net cash provided by (used in) investing activities	315,630	(192,245)
Cash flows from financing activities:
Net change in securities lending payable	(408,717)	(15,900)
Dividends to stockholders	(10,601)	(8,926)
Proceeds from common stock issued	6	2,714
Other, net	939	335
Net cash used in financing activities	(418,373)	(21,777)
Effect of exchange rate changes on cash and cash equivalents	906	1,158
Change in cash and cash equivalents	107,452	(48,036)
Cash and cash equivalents, beginning of period	293,264	271,691
Cash and cash equivalents, end of period	$400,716	$223,655

Supplemental cash flow information:
Income taxes paid, net	$56,953	$102,991
Interest paid on senior notes	21,563	21,563

Condensed Cash Flow Data:
	Six Months Ended
	June 30,
	2008	2007
	(in thousands)
Net cash provided by operating activities	$493,427	$359,577

Cash flows from investing activities:
Proceeds of fixed maturities available for sale sold	1,349,133	753,152
Proceeds of fixed maturities available for sale redeemed or matured	460,252	280,706
Proceeds of equities available for sale sold	457,142	541,427
Purchase of fixed maturities available for sale	(2,058,281)	(1,328,700)
Purchase of equities available for sale	(478,216)	(527,621)
Net (purchase) sale of other invested assets	(23,178)	3,725
Net change in securities lending invested collateral	438,556	87,777
Net purchase of short-term investments	(58,318)	(10,780)
Change in other liabilities for securities in course of settlement	4,535	(29,922)
Other, net	16,247	(9,037)
Net cash provided by (used in) investing activities	107,872	(239,273)
Cash flows from financing activities:
Net change in securities lending payable	(438,556)	(87,777)
Dividends to stockholders	(21,200)	(17,842)
Proceeds from common stock issued	381	2,979
Other, net	696	116
Net cash used in financing activities	(458,679)	(102,524)
Effect of exchange rate changes on cash and cash equivalents	2,664	611
Change in cash and cash equivalents	145,284	18,391
Cash and cash equivalents, beginning of period	255,432	205,264
Cash and cash equivalents, end of period	$400,716	$223,655

Supplemental cash flow information:
Income taxes paid, net	$78,503	$114,191
Interest paid on senior notes	21,563	21,563

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Comprehensive Income Data:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(in thousands)
Net income	$89,733	$125,662	$205,386	$232,891

Other comprehensive loss:
Net unrealized depreciation of investments, net of tax:
Net unrealized holding losses	(107,068)	(109,216)	(323,174)	(121,619)
Deferred income tax benefit on above	37,471	38,225	113,110	42,567
Reclassification adjustment for losses (gains) included in net income	51,742	(11,599)	60,687	(26,386)
Deferred income tax (charge) benefit on above	(18,109)	4,060	(21,240)	9,235
	(35,964)	(78,530)	(170,617)	(96,203)

Net unrealized currency translation (loss) gain, net of tax:
Net unrealized currency translation (loss) gain	(28,481)	14,468	58,226	30,157
Deferred income tax benefit (charge) on above	9,968	(5,064)	(20,379)	(10,555)
	(18,513)	9,404	37,847	19,602

Other comprehensive loss	(54,477)	(69,126)	(132,770)	(76,601)

Comprehensive income	$35,256	$56,536	$72,616	$156,290

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Premium Data:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(in thousands)
Net premiums written by office:

Domestic	$455,197	$493,941	$1,003,319	$1,009,980

International:

Europe:
London	208,790	196,971	416,228	390,273
Paris	102,961	84,380	194,443	171,536
Zurich	93,891	82,459	177,324	164,096
	405,642	363,810	787,995	725,905

Other:
Toronto	17,050	24,471	37,394	46,503
Miami (Latin America and the Caribbean)	65,235	57,896	118,462	112,084
Hong Kong	22,594	21,040	45,958	44,575
Tokyo	22,806	21,926	31,009	28,201
	127,685	125,333	232,823	231,363

Total international	533,327	489,143	1,020,818	957,268

Total net premiums written	$988,524	$983,084	$2,024,137	$1,967,248

Net effect of changes in foreign currency exchange rates on the increase in net premiums written in 2008 as compared to 2007:

	Three	Six
	Months Ended	Months Ended
	June 30,	June 30,
Decrease in original currency	(3.1)%	(0.9)%
Foreign exchange effect	3.7	3.8
Increase as reported in U.S. dollars	0.6%	2.9%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Premium Data (continued):

Other net premiums written data (estimated):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Treaty	96.8%	95.9%	96.9%	96.2%
Facultative	3.2	4.1	3.1	3.8
	100.0%	100.0%	100.0%	100.0%

Property	31.5%	30.2%	29.8%	29.9%
Casualty	68.5	69.8	70.2	70.1
	100.0%	100.0%	100.0%	100.0%

Total gross premiums written (in thousands)	$1,065,227	$1,075,354	$2,196,489	$2,171,314

Source of gross premiums written:

Affiliates	14.5%	13.9%	13.3%	14.0%
Other	85.5	86.1	86.7	86.0
	100.0%	100.0%	100.0%	100.0%

Supplemental Net Loss and Loss Adjustment Expense Reserve Data:

Changes in net loss and loss adjustment expense reserves:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(in millions)
Reserve for net unpaid losses and loss adjustment expenses at beginning of period	$7,135.6	$6,406.7	$6,899.7	$6,207.2
Net losses and loss adjustment expenses incurred	680.6	641.9	1,356.1	1,317.6
Net losses and loss adjustment expenses paid	522.4	637.8	991.7	1,106.0
Foreign exchange effect	22.8	39.7	52.5	31.7
Reserve for net unpaid losses and loss adjustment expenses at end of period	$7,316.6	$6,450.5	$7,316.6	$6,450.5

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data:

Net investment income:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(in millions)
Fixed maturities	$106.8	$96.5	$213.1	$190.2
Equities	4.9	5.9	8.1	15.5
Other invested assets (including limited partnerships)	5.5	14.9	9.6	23.7
Other	6.2	4.0	12.1	10.4
Total investment income	123.4	121.3	242.9	239.8
Investment expenses	(2.9)	(2.0)	(5.2)	(4.4)
Net investment income	$120.5	$119.3	$237.7	$235.4

Investments by category:
		June 30, 2008
		Amount	Percent
		(dollars in thousands)
Fixed maturities:
Held to maturity (at amortized cost):
Municipalities		$1,247,829	10.2%

Available for sale (at fair value):
Corporate		2,192,983	17.9
U.S. Government and government agencies		342,977	2.8
Foreign government		303,635	2.5
Municipalities		5,373,334	44.0
Asset-backed securities		34,845	0.3
		8,247,774	67.5
Total fixed maturities		9,495,603	77.7
Equities:
Available for sale:
Common stocks		554,593	4.5
Nonredeemable preferred stocks		183,060	1.5
		737,653	6.0
Trading: common stocks		30,929	0.3
Total equities		768,582	6.3
Other invested assets		275,802	2.3
Securities lending invested collateral		1,545,263	12.6
Short-term investments		130,053	1.1
Total investments		$12,215,303	100.0%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Fixed maturities portfolio data:

Ratings as of June 30, 2008:

	AAA	AA	A	BBB	Other (b)	Total
	(in millions)
Held to maturity:
Non-asset-backed (a)	$585	$613	$50	$-	$-	$1,248

Available for sale:
Asset-backed, principally commercial mortgage-backed	13	-	11	-	11	35
Non-asset-backed (a)	3,193	4,158	800	30	32	8,213
Total available for sale	3,206	4,158	811	30	43	8,248

Total fixed maturities	$3,791	$4,771	$861	$30	$43	$9,496

Percent of total fixed maturities	39.9%	50.2%	9.1%	0.3%	0.5%	100.0%

(a)Non-asset-backed fixed maturities in the aggregate include insured municipal bonds with ratings as follows:

	AAA	AA	A	BBB	Not Rated	Total
Insured rating	$1,286	$1,666	$395	$-	$-	$3,347
Underlying rating	265	2,221	808	49	4	3,347

(b)Consists of the following:
	BB	Not Rated	Total Other
Available for sale:
Asset-backed	$10	$1	$11
Non-asset-backed	9	23	32
Total available for sale	$19	$24	$43

Duration as of June 30, 2008: 5.9 years

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Securities lending invested collateral data (a):

Ratings of securities lending invested collateral as of June 30, 2008:

	AAA	AA	A	BB	Not Rated	Total
	(in millions)
Fixed maturities available for sale:
Asset-backed:
Domestic:
Commercial mortgage-backed	$49.0	$-	$-	$-	$-	$49.0
Residential:
Mortgage-backed:
Alt-A	88.6	-	-	-	-	88.6
Prime non-agency	35.2	-	-	-	-	35.2
HELOC	-	-	-	9.8	-	9.8
Other asset-backed	-	12.8	-	-	-	12.8
Total domestic	172.8	12.8	-	9.8	-	195.4

Foreign:
Commercial mortgage-backed	91.5	6.7	-	-	-	98.2
Residential mortgage-backed	312.9	19.5	-	-	-	332.4
Other asset-backed	49.3	-	-	-	-	49.3
Total foreign	453.7	26.2	-	-	-	479.9

Total asset-backed	626.5	39.0	-	9.8	-	675.3
Non-asset-backed	46.3	390.1	267.5	-	4.5	708.4
Total fixed maturities available for sale	$672.8	$429.1	$267.5	$9.8	$4.5	1,383.7
Cash equivalents						161.6

Total securities lending invested collateral (b)						$1,545.3

Total securities lending invested collateral invested in fixed maturities available for sale by rating	48.6%	31.0%	19.4%	0.7%	0.3%	100.0%

(a)Information presented herein represents the fair value of underlying securities included on the Balance Sheet as securities lending invested collateral.

(b)At June 30, 2008, pre-tax net unrealized depreciation on the securities lending portfolio totaled $68.5 million. $48.4 million of such amount relates to asset-backed securities and $20.1 million relates to non-asset-backed securities.

Duration of fixed maturities available for sale included above as of June 30, 2008: 0.7 years

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Other investment data:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Pre-tax yield on fixed maturity portfolio (a)	4.4%	4.5%	4.4%	4.4%

Effective tax rate on net investment income (b)	14.9%	17.0%	15.0%	17.2%

(a)Represents annualized pre-tax net investment income from fixed maturities (excluding fixed maturities included in securities lending invested collateral) for the periods indicated divided by the average balance sheet carrying value of the related fixed maturity portfolio for such periods.
(b)Represents the portion of income tax expense related to net investment income divided by net investment income.

Other Data:
	(Estimated)
	June 30,	December 31,
	2008	2007
	(in thousands)
Statutory surplus of Transatlantic Reinsurance Company®	$3,592,000	$3,368,801

CONTACT:
Transatlantic Holdings, Inc., New York
Steven S. Skalicky, 212-770-2040